Exhibit 10.1

August 7, 2025

STARRY SEA ACQUISITION CORP

418 Broadway #7531

Albany, NY, 12207

A.G.P./Alliance Global Partners
590 Madison Avenue
New York, NY, 10022

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between STARRY SEA ACQUISITION CORP, a Cayman Islands exempted company (the “Company”), and A.G.P./Alliance Global Partners, as the representative (the “Representative”) of the underwriters named on Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one right to receive one-sixth (1/6) of one Ordinary Share (“Rights”). Certain capitalized terms used herein are defined in paragraph 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Ordinary Shares beneficially owned by him, her or it, whether acquired before, in or after the IPO (including in open market and privately-negotiated transactions, aside from any Ordinary Shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the Business Combination), in favor of such Business Combination, unless prohibited by applicable law, rule or regulation.

2. (a) Unless the Company’s shareholders are previously given the option to redeem their shares in connection with amending applicable documents to extend the time that the Company has to complete a Business Combination and that the Company fails to consummate a Business Combination within 15 months from the effective date of the Registration Statement, the undersigned shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and less interest to pay dissolution expenses up to $100,000) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his, her or its Insider Shares, including any shares underlying the Private Units (if any) (“Claim”), and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3. In the event of the liquidation of the Trust Fund, STARRY SEA INVESTMENT LIMITED (the “Sponsor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund; provided, that such indemnity shall not apply if such vendor or other person has executed an agreement waiving any claims against the Trust Fund. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the Sponsor agrees to advance such funds necessary to complete such liquidation and agrees not to seek recourse for such expenses. The undersigned agrees, to the extent applicable, not to transfer, assign or sell any of the Insider Shares (except to certain Permitted Transferees), respectively, until the earlier of (1) 180 days after the completion of the Company’s initial Business Combination; or (2) the date following the consummation of Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of its shareholders having the right to exchange their shares for cash, securities or other property (the “Lock-Up”). Notwithstanding the foregoing, the Insider Shares will be released from the Lock-Up if (1) the last reported closing price of the Company’s Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 90 days after its initial Business Combination or (2) the Company completes a liquidation, merger, share exchange or other similar transaction after its initial Business Combination that results in all of its shareholders having the right to exchange their shares for cash, securities or other property. The undersigned further agrees, to the extent applicable, not to transfer, assign or sell any of Private Units (including underlying securities) until at least 30 days after the completion of the Company’s initial Business Combination (except with respect to Permitted Transferees as described in the Company’s registration statement). Any Permitted Transferees will be subject to the same restrictions and other agreements of the undersigned with respect to any Insider Shares and the Private Units, as applicable. However, if after the Company’s initial Business Combination, there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the Insider Shares or the Private Units (or any Ordinary Shares thereunder) shall be permitted to participate.

4. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

5. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which any Insider or their affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

6. The Company and the undersigned agrees that, except as disclosed in the Prospectus, neither the undersigned nor any of his, her or its affiliate shall receive from the Company any finder’s fee, reimbursement, consulting fee, non-cash payments, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

8. The undersigned, as applicable, agrees to be a director/officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. Such undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. Such undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects. Such undersigned represents and warrants that:

(a) He, she or it has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him, her or it, or any partnership in which he or she was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(b) He, she or it has never had a receiver, fiscal agent or similar officer been appointed by a court for his business or property, or any such partnership;

(c) He, she or it has never been convicted of fraud in a civil or criminal proceeding;

(d) He, she or it has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e) He, she or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him, her or it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f) He, she, or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his, her or its right to engage in any activity described in Section 8(e)(i) above, or to be associated with persons engaged in any such activity;

(g) He, she, or it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h) He, she, or it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i) He, she, or it has never been the subject of, or a party to, any Federal, State or foreign judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal, State or foreign securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j) He, she or it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k) He, she or it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l) He, she or it was never subject to a final order of a state or foreign securities commission (or an agency of officer of a state performing like functions); a state or foreign authority that supervises or examines banks, savings associations, or credit unions; a state or foreign insurance commission (or an agency or officer of a state performing like functions); an appropriate federal or foreign banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m) He, she or it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of the sale of the Units, restrained or enjoined him, her or it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC or any foreign regulatory agency with similar functions; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n) He, she or it has never been subject to any order of the SEC or any foreign regulatory agency with similar functions that orders him, her or it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c) and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o) He, she or it has never filed (as a registrant or issuer), or been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p) He, she or it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q) He, she or it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r) He, she or it is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s) He, she or it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

9. The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this letter agreement and, as applicable, to serve as a Director and/or officer of the Company.

10. The undersigned hereby waives his, her or its right to exercise redemption rights with respect to any Ordinary Shares owned or to be owned by the undersigned, directly or indirectly (or to sell such shares to the Company in a tender offer), whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and agrees that he, she or it will not seek redemption with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto, a vote to amend the provisions of the Company’s Second Amended and Restated Memorandum and Articles of Association, or a tender offer by the Company prior to a Business Combination.

11. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Second Amended and Restated Memorandum and Articles of Association that would modify the substance or timing of the Company’s obligation to allow redemptions in connection with its initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial Business Combination within 15 months from the effective date of the Registration Statement or such period that may be extended, unless the Company offers holders of IPO Shares the right to receive their pro rata portion of the funds then held in the Trust Fund.

12. In connection with Section 5-1401 of the General Obligations Law of the State of New York, this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.

13. As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (v) “Permitted Transferees” shall mean (a) among the Insiders or their respective affiliates (including for transfers to an entity’s members upon its liquidation), (b) to an undersigned’s shareholders or members upon the undersigned’s liquidation, in each case if the undersigned’s is an entity, (c) by bona fide gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is the undersigned’s or a member of the undersigned’s immediate family, in each case for estate planning purposes, (d) by virtue of the laws of descent and distribution upon death, (e) pursuant to a qualified domestic relations order, (f) to the Company for no value for cancellation in connection with the consummation of the Company’s initial Business Combination, (g) in connection with the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased, (h) in the event of the Company’s liquidation prior to its consummation of an initial Business Combination or (i) in the event that, subsequent to the consummation of an initial Business Combination, the Company complete a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their Ordinary Shares for cash, securities or other property, in each case (except for clauses (f), (h) or (i) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the transfer agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such transferee agrees to be bound by the transfer restrictions contained in this paragraph and any other applicable agreement the transferor is bound by; (vi) “Private Units” shall mean (x) the Units purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO, and/or (y) the additional Units that may be purchased in connection with the exercise of the over-allotment option by the Underwriters in the IPO as described in the Registration Statement; in each case including Ordinary Shares underlying the Private Units; (vii) “Registration Statement” means the registration statement on Form S-1 filed by the Company with respect to the IPO; and (viii) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

14. Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by electronic mail or by facsimile transmission.

If to the Representative:

A.G.P./Alliance Global Partners
590 Madison Avenue
New York, New York 10022
Attn.: Thomas J. Higgins
E-mail: thiggins@allianceg.com

with a copy (which copy shall not constitute notice) to:

Robinson & Cole LLP
Chrysler East Building
666 Third Avenue, 20th Floor
New York, NY 10017
Attn.: Arila Zhou, Esq.; Ze’-ev D. Eiger, Esq.
E-mail: azhou@rc.com; zeiger@rc.com

If to the Company:

STARRY SEA ACQUISITION CORP
418 Broadway #7531
Albany, NY, 12207
Attn.: Ms. Yan Liang, Chief Executive Officer
E-mail: heidiliang@starryseacorp.com

with a copy (which copy shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP
Suite 3001, 30th Floor

Jing An Kerry Center, Tower 2

1539 Nanjing Road West, Shanghai 200041 The People’s Republic of China
Attn.: Jia Yan, Esq.
E-mail: jia.yan@pillsburylaw.com

15. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

16. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto and the Representative.

17. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

[Signature pages follow]

STARRY SEA ACQUISITION CORP

By:	/s/ Yan Liang
	Name:	Yan Liang
	Title:	Chief Executive Officer

STARRY SEA INVESTMENT LIMITED

By:	/s/ Guojian Zhang
	Name:	Guojian Zhang
	Title:	Director

/s/ Yan Liang
Yan Liang

/s/ Kong Wai Yap
Kong Wai Yap

/s/ Stephen Markscheid
Stephen Markscheid

/s/ Peter Jianfeng Chen
Peter Jianfeng Chen

/s/ Liang Kang
Liang Kang